UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event

reported)  January 5, 2007

Build-A-Bear Workshop, Inc.

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(Exact Name of Registrant as Specified in Its Charter)

Delaware --------------------------- (State or Other Jurisdiction of Incorporation)	001-32320 ------------------- (Commission File Number)	43-1883836 --------------------------- (IRS Employer Identification No.)

1954 Innerbelt Business Center Drive St. Louis, Missouri ---------------------------------------------------- (Address of Principal Executive Offices)	63114 ------------------ (Zip Code)

(314) 423-8000

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(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.           Entry into a Material Definitive Agreement.

See Item 5.02 below.

Item 5.02.           Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On January 5, 2007, Barry Erdos resigned as a member of the Board of Directors and as President and Chief Operating Officer Bear of Build-A-Bear Workshop, Inc. (the “Company”) effective immediately. There was no disagreement or dispute between Mr. Erdos and the Company which led to his resignation.

In connection with Mr. Erdos’ departure, the Company entered into a separation agreement and general release (the “Separation Agreement”) with Mr. Erdos, effective January 5, 2007. Under the Separation Agreement, the Company is obligated to pay Mr. Erdos his base salary for a period of twelve months following his separation date. Mr. Erdos is also eligible to participate in the Company’s group health plans for a period of twelve months following the separation date to the extent permitted by such plans, and may receive a bonus for fiscal year 2006, if the Compensation Committee certifies that the Company has achieved its fiscal objectives for 2006 and a bonus is granted to other Company executives. The Separation Agreement contains an affirmation by Mr. Erdos that he will honor the confidentiality, non-compete and return of Company property obligations contained in his Employment, Confidentiality and Noncompete Agreement dated April 13, 2004, as amended. In accordance with the terms of the Separation Agreement, Mr. Erdos and the Company released each other generally from all claims and liability other than those rights which are related to Mr. Erdos’s stock ownership. The Separation Agreement also required Mr. Erdos to resign from the Board of Directors of the Company.

A copy of the Separation Agreement is furnished as Exhibit 10.1 hereto and is incorporated by reference herein. The description of the Separation Agreement contained herein is qualified in its entirety by the full text of such exhibit.

Also effective on January 5, 2007, Scott Seay, our Chief Workshop Bear, was appointed President and Chief Operating Bear of the Company. In connection therewith, the Company entered into a Second Amendment to the Employment, Confidentiality and Non-compete Agreement dated March 7, 2004 with Mr. Seay (the “Employment Agreement Amendment”). The Employment Agreement Amendment reflects the change in Mr. Seay’s position to President and Chief Operating Bear, and provides for a base salary of not less than $370,000 annually, provided that the base salary will not be subject to decrease at any time during the employment period and will be subject to annual increases of not less than the average percentage increase given to all other Company executives. In addition, Mr. Seay will be entitled to an annual bonus of not less than 50% of his base salary for any fiscal year should the Company meet certain financial targets. In the event that Mr. Seay is terminated because of death, disability, by the Company without cause or by Mr. Seay for good reason, the bonus will be pro-rated.

Prior to his appointment as President and Chief Operating Bear, Mr. Seay has been our Chief Workshop Bear since May 2002. Prior to joining us, Mr. Seay was Chief of Field Operations for Kinko’s Inc., a national chain of copy centers, from April 1999 to May 2002. From April 1991 to April 1999, Mr. Seay held several operational roles including Senior Vice President of Operations West for CompUSA Inc., a computer retailer. From April 1983 to April 1991, Mr. Seay held several

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operational positions for The Home Depot, Inc. We are not aware of any transaction involving Mr. Seay that requires disclosure under Item 404(a) of Regulation S-K, and there is no family relationship between Mr. Seay and any director or executive officer of the Company.

A copy of the Employment Agreement Amendment is furnished as Exhibit 10.2 hereto and is incorporated by reference herein. The description of the Employment Agreement Amendment contained herein is qualified in its entirety by the full text of such exhibit.

Item 7.01.           Regulation FD Disclosure.

On January 5, 2007, the Company issued a press release announcing the resignation of Mr. Erdos and the appointment of Mr. Seay as our President and Chief Operating Bear. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated by reference herein. This description of the press release contained herein is qualified in its entirety by the full text of such exhibit.

The information contained in this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as

amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth in this Item 7.01 shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01.           Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit

10.1	Separation Agreement and General Release by and between Build-A-Bear Workshop, Inc. and Barry Erdos dated January 5, 2007

10.2	Second Amendment to Employment, Confidentiality, and Non-Compete Agreement between Build-A-Bear Workshop, Inc. and Scott Seay dated January 5, 2007

99.1	Press Release dated January 5, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUILD-A-BEAR WORKSHOP, INC.

Date: January 5, 2007	By:	/s/ Tina Klocke
Name: Tina Klocke Title: Chief Financial Bear, Secretary and Treasurer

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EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Separation Agreement and General Release by and between Build-A-Bear Workshop, Inc. and Barry Erdos dated January 5, 2007

10.2	Second Amendment to Employment, Confidentiality, and Non-Compete Agreement between Build-A-Bear Workshop, Inc. and Scott Seay dated January 5, 2007

99.1	Press Release dated January 5, 2007

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